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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A (Amendment No. 2) of our reports dated March 20, 2003, except for the effect of the restatement related to the beneficial conversion feature as described in Note 1, which is as of November 4, 2003, relating to the consolidated financial statements and financial statement schedules, which appear in Capital Environmental Resource Inc.'s Annual Report to Shareholders on Form 20-F/A (Amendment No. 2). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Toronto, Canada
February 19, 2004